                                                                    EXHIBIT 4.22

                                     CONSENT
                                     -------

           CONSENT (this "Consent"), dated as of October 10, 1996, among BIG V HOLDING CORP. ("Holdings"), BV HOLDINGS CORPORATION ("BV Holdings"), BIG V SUPERMARKETS, INC. (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :
                              - - - - - - - - - -

           WHEREAS, Holdings, BV Holdings, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of December 28, 1990, and amended and restated as of November 1, 1993, and further amended and restated as of December 17, 1993 (as amended, modified or supplemented through the date hereof, the "Credit Agreement");

           WHEREAS, pursuant to a Consent to the Credit Agreement, dated as of August 2, 1996 (the "August 2 Consent"), the Banks agreed to allow the Borrower to incur the Wakefern Equipment Financing Loan (as defined therein);

           WHEREAS, in lieu of the Wakefern Equipment Financing Loan, the Borrower desires to incur a $2,039,886.44 Equipment Financing Loan from MetLife Capital Corporation (the "MetLife Equipment Financing Loan") pursuant to Sections 7.01(vi) and 7.05(n) of the Credit Agreement and, in connection therewith, the Borrower has requested that the Banks consent to a certain modification to Section 7.0l(vi) of the Credit Agreement as set forth in Section 1 below;

           WHEREAS, concurrently with the effectiveness of this Consent, the August 2 Consent shall no longer be effective and the Borrower shall not be permitted to incur the Wakefern Equipment Financing Loan; and

           WHEREAS, subject to the terms and conditions set forth herein, the Banks wish to consent to the modification
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to Section 7.0l(vi) of the Credit Agreement as set forth in Section 1 below;

           NOW, THEREFORE, it is agreed:

           1. Notwithstanding anything to the contrary contained in Section 7.01(vi) of the Credit Agreement, the Banks hereby agree that the Borrower shall use the proceeds from the MetLife Equipment Financing Loan to finance the original purchase by the Borrower of the equipment and machinery located at its supermarket in Montgomery, New York even though such original purchase occurred more than 90 days prior to the incurrence of the MetLife Equipment Financing Loan so long as the terms and conditions of the MetLife Equipment Financing Loan otherwise comply with the provisions of Sections 7.0l(vi) and 7.05(n) of the Credit Agreement.

           2. In order to induce the Banks to enter into this Consent, Holdings, BV Holdings and the Borrower hereby represent and warrant that (x) no Default or Event of Default exists on the Consent Effective Date (as hereinafter defined) both before and after giving effect to this Consent, (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all respects on the Consent Effective Date both before and after giving effect to this Consent with the same effect as though such representations and warranties had been made on and as of the Consent Effective Date (it being understood that any representation or warranty made as of a specified date shall be true and correct in all material respects as of such specific date) and (z) except as otherwise specifically provided in Section 1 of this Consent, the terms and conditions of the MetLife Equipment Financing Loan comply with the terms and conditions of the Credit Agreement.

           3. This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

           4. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

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           5. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

           6. This Consent shall become effective on the date (the "Consent Effective Date") when Holdings, BV Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office.

           7. From and after the Consent Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Consent.

           IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.

                                    BIG V HOLDING CORP.

                                    By /s/ James A. Toopes
                                      ------------------------------
                                      Title: Executive Vice President

                                    BV HOLDINGS CORPORATION

                                    By /s/ James A. Toopes
                                      ------------------------------
                                      Title: Executive Vice President

                                    BIG V SUPERMARKETS, INC.

                                    By /s/ James A. Toopes
                                      ------------------------------
                                      Title: Executive Vice President

                                    BANKERS TRUST COMPANY,

                                        Individually and as Agent

                                    By /s/ Dana Klein
                                      ------------------------------
                                      Title: Vice President

                                    BANQUE NATIONAL DE PARIS

                                    By /s/[SIGNATURE APPEARS HERE]
                                      ------------------------------
                                      Title: Vice President

                                    By /s/ Pamela Lucash
                                      ------------------------------
                                      Title: Assistant Treasurer

                                    BANKERS TRUST (DELAWARE)

                                    By /s/[SIGNATURE APPEARS HERE]
                                      ------------------------------
                                      Title: Vice President

                                VAN KAMPEN AMERICAN CAPITAL PRIME
                                   RATE INCOME TRUST

                                By  /s/ Jeffrey W. Maillet
                                  -------------------------------------
                                  Title: Sr. Vice Pres. - Portfolio Mgr.


                                FIRST SOURCE FINANCIAL LLP.

                                By : First Source Financial, Inc.
                                       its Agent/Manager.

                                By /s/ James W. Wilson
                                  -------------------------------------
                                  Title: Senior Vice President


                                BANK POLSKA KASA OPIEKI S.A.

                                By /s/ William A. Shea
                                  -------------------------------------
                                  Title: Vice President
                                       Senior Lending Officer


                                HELLER FINANCIAL, INC.

                                By /s/ Julia F. Maslanka
                                  -------------------------------------
                                  Title: AVP